(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q2 2013 Financial Results

Andover, Mass., July 24, 2013 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports second quarter 2013 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$157	$157
Operating margin	6.6%	6.6%
Net income ($ millions)	$7.3	$7.3
Diluted EPS	$0.14	$0.14

Second Quarter Financial Results

Sales were $157 million, an increase of 11% from $142 million in the first quarter, and a decrease of 12% from $177 million in the second quarter of 2012.

Second quarter net income was $7.3 million, or $0.14 per diluted share, compared to net income of $5.8 million, or $0.11 per diluted share in the first quarter of 2013, and $18.6 million, or $0.35 per diluted share in the second quarter of 2012.

Non-GAAP net earnings, which exclude special items, were $7.3 million, or $0.14 per diluted share, compared to $3.9 million, or $0.07 per diluted share in the first quarter of 2013, and $18.9 million, or $0.36 per diluted share in the second quarter of 2012. Non-GAAP net earnings in the second quarter exclude amortization of acquired intangible assets as well as $0.2 million in restructuring charges and an insurance reimbursement of $1.1 million related to a litigation settlement in the third quarter of 2012, and the related tax impact of these adjustments.

In the second quarter, the Company paid a quarterly cash dividend of $0.16 per share which was paid on June 14th and the Company also repurchased 46 thousand shares for $1.2 million at an average price of $26.24 pursuant to the share repurchase program announced in July of 2011.

Leo Berlinghieri, Chief Executive Officer, said, “The tone at the recent Semicon West tradeshow was positive regarding long-term demand in the semiconductor market, and reports are projecting that we could continue to see modest growth as the year progresses. As the global economy continues to stabilize and grow, we are optimistic about the opportunities for MKS in both semiconductor and the other advanced markets we serve.

“Given current business levels, we anticipate that sales in the third quarter may range from $155 million to $170 million, and, at these volumes, our non-GAAP net earnings could range from $0.14 to $0.26 per share.”

Conference Call Details

A conference call with management will be held on Thursday, July 25, 2013 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers and an operator will connect you. Participants will need to provide the operator with the Conference ID of 98319907, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with acquisitions, restructuring charges, an insurance reimbursement related to a prior year litigation settlement, a benefit related to the enactment of the American Taxpayer Relief Act of 2012 and the related tax effect of any adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 5)
	June 30, 2013	June 30, 2012	March 31, 2013
Net revenues:
Products	$132,541	$148,851	$116,611
Services	24,387	28,546	25,034

Total net revenues	156,928	177,397	141,645
Cost of revenues:
Products	79,206	84,622	70,575
Services	15,764	16,259	16,368

Total cost of revenues	94,970	100,881	86,943
Gross profit	61,958	76,516	54,702
Research and development	16,813	15,591	15,248
Selling, general and administrative	34,849	32,582	34,133
Insurance reimbursement	(1,071)	—	—
Completed acquisition costs	—	377	171
Restructuring	198	—	40
Amortization of intangible assets	742	119	434

Income from operations	10,427	27,847	4,676
Interest income, net	211	149	291

Income before income taxes	10,638	27,996	4,967
Provision (benefit) for income taxes	3,318	9,424	(794)

Net income	$7,320	$18,572	$5,761

Net income per share:
Basic	$0.14	$0.35	$0.11
Diluted	$0.14	$0.35	$0.11
Cash dividends per common share	$0.16	$0.15	$0.16
Weighted average shares outstanding:
Basic	53,054	52,679	52,773
Diluted	53,358	53,206	53,359
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$7,320	$18,572	$5,761
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	—	—	(2,353)
Insurance reimbursement (Note 2)	(1,071)	—	—
Completed acquisition costs (Note 3)	—	377	171
Restructuring (Note 4)	198	—	40
Amortization of intangible assets	742	119	434
Pro forma tax adjustments	61	(176)	(181)

Non-GAAP net earnings (Note 5)	$7,250	$18,892	$3,872

Non-GAAP net earnings per share (Note 5)	$0.14	$0.36	$0.07

Weighted average shares outstanding	53,358	53,206	53,359
Income from operations	$10,427	$27,847	$4,676
Adjustments:
Insurance reimbursement (Note 2)	(1,071)	—	—
Completed acquisition costs (Note 3)	—	377	171
Restructuring (Note 4)	198	—	40
Amortization of intangible assets	742	119	434

Non-GAAP income from operations	$10,296	$28,343	$5,321

Non-GAAP operating margin percentage	6.6%	16.0%	3.8%

Note 1: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 3: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 4: The three month period ended June 30, 2013, includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, a benefit related to an insurance reimbursement, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended June 30, 2013 (Note 5)			Three Months Ended March 31, 2013 (Note 5)
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate	Income Taxes	Income taxes	Tax Rate
GAAP	$10,638	$3,318	31.2%	$4,967	$(794)	-16.0%
Adjustments:
Tax benefit (Note 1)	—	—		—	2,353
Insurance reimbursement (Note 2)	(1,071)	—		—	—
Completed acquisition costs (Note 3)	—	—		171	—
Restructuring (Note 4)	198	—		40	—
Amortization of intangible assets	742	—		434	—
Tax effect of pro forma adjustments	—	(147)		—	182
Adjustment to pro forma tax rate	—	86		—	(1)

Non-GAAP	$10,507	$3,257	31.0%	$5,612	$1,740	31.0%

	Three Months Ended June 30, 2012 (Note 5)
	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate
GAAP	$27,996	$9,424	33.7%
Adjustments:
Completed acquisition costs (Note 3)	377	—
Amortization of intangible assets	119	—
Tax effect of pro forma adjustments	—	176

Non-GAAP	$28,492	$9,600	33.7%

	Six Months Ended June 30, 2013 (Note 5)			Six Months Ended June 30, 2012 (Note 5)
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate	Income Taxes	Income taxes	Tax Rate
GAAP	$15,605	$2,524	16.2%	$61,617	$20,277	32.9%
Adjustments:
Tax benefit (Note 1)	—	2,353		—	—
Insurance reimbursement (Note 2)	(1,071)	—		—	—
Completed acquisition costs (Note 3)	171	—		377	—
Restructuring (Note 4)	238	—		—	—
Amortization of intangible assets	1,176	—		238	—
Tax effect of pro forma adjustments	—	35		—	210
Adjustment to pro forma tax rate	—	85		—	—

Non-GAAP	$16,119	$4,997	31.0%	$62,232	$20,487	32.9%

Note 1: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 3: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 4: The three month period ended June 30, 2013, includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, a benefit related to an insurance reimbursement, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30, (Note 5)
	2013	2012
Net revenues:
Products	$249,152	$313,339
Services	49,421	54,926

Total net revenues	298,573	368,265
Cost of revenues:
Products	149,781	175,646
Services	32,132	32,312

Total cost of revenues	181,913	207,958
Gross profit	116,660	160,307
Research and development	32,061	31,775
Selling, general and administrative	68,982	66,701
Insurance reimbursement	(1,071)	—
Completed acquisition costs	171	377
Restructuring	238	—
Amortization of intangible assets	1,176	238

Income from operations	15,103	61,216
Interest income, net	502	401

Income from continuing operations before income taxes	15,605	61,617
Provision for income taxes	2,524	20,277

Net income	$13,081	$41,340

Net income per share:
Basic	$0.25	$0.79
Diluted	$0.25	$0.78
Cash dividends per common share	$0.32	$0.30
Weighted average shares outstanding:
Basic	52,914	52,591
Diluted	53,359	53,214
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$13,081	$41,340
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	(2,353)	—
Insurance reimbursement (Note 2)	(1,071)	—
Completed acquisition costs (Note 3)	171	377
Restructuring (Note 4)	238	—
Amortization of intangible assets	1,176	238
Pro forma tax adjustments	(120)	(210)

Non-GAAP net earnings (Note 5)	$11,122	$41,745

Non-GAAP net earnings per share (Note 5)	$0.21	$0.78

Weighted average shares outstanding	53,359	53,214
Income from operations	$15,103	$61,216
Adjustments:
Insurance reimbursement (Note 2)	(1,071)	—
Completed acquisition costs (Note 3)	171	377
Restructuring (Note 4)	238	—
Amortization of intangible assets	1,176	238

Non-GAAP income from operations	$15,617	$61,831

Non-GAAP operating margin percentage	5.2%	16.8%

Note 1: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 3: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 4: The three month period ended June 30, 2013, includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, a benefit related to an insurance reimbursement, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the period.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$235,724	$287,588
Short-term investments	346,715	327,653
Trade accounts receivable, net	95,771	82,060
Inventories	137,006	134,639
Deferred income taxes	9,297	8,194
Other current assets	38,426	28,048

Total current assets	862,939	868,182
Property, plant and equipment, net	78,875	80,516
Long-term investments	15,788	12,158
Goodwill	150,012	150,733
Intangible assets, net	12,523	11,561
Other assets	10,210	11,692

Total assets	$1,130,347	$1,134,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$24,302	$16,803
Accrued compensation	19,318	20,955
Income taxes payable	3,269	4,148
Other current liabilities	32,697	37,405

Total current liabilities	79,586	79,311
Other liabilities	46,693	43,375
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	723,360	718,005
Retained earnings	273,296	278,583
Other stockholders’ equity	7,299	15,455

Total stockholders’ equity	1,004,068	1,012,156

Total liabilities and stockholders’ equity	$1,130,347	$1,134,842